ARIZONA AIRCRAFT SPARES, INC.



                        COMPARATIVE FINANCIAL STATEMENTS


            FOR THE YEAR ENDED DECEMBER 31, 2001 AND 2002 AND FOR THE
                       THREE MONTHS ENDED March 31, 2003



                                TABLE OF CONTENTS






INDEPENDENT AUDITOR'S REPORT                                           2

COMPARATIVE BALANCE SHEET - ASSETS                                     3

COMPARATIVE BALANCE SHEET -
         LIABILITIES AND OWNER'S EQUITY                                4
COMPARATIVE STATEMENTS OF INCOME
         AND RETAINED EARNINGS                                         5

COMPARATIVE STATEMENTS OF CASH FLOWS                                   6

NOTES TO FINANCIAL STATEMENTS                                        7-16

SUPPLEMENTARY INFORMATION -

         COMPARATIVE STATEMENTS OF OPERATING EXPENSE                   18

         PROFORMA FINANCIAL STATEMENTS -
         MARCH 31 & JUNE 30, 2003                                      19

[GRAPHIC OMITTED]   DAVID L. SHOREY, P.C.
                    ------------------------------------------------------------
                                     Certified  Public  Accountant


INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Arizona Aircraft Spares, Inc.
Tucson, Arizona

We have audited the accompanying comparative balance sheet of Arizona Aircraft Spares, Inc., an Arizona corporation (the "Company") as of December 31, 2001, December 31, 2002 and March 31, 2003 and the related comparative statements of income, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such comparative financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2001, December 31, 2002 and March 31, 2003 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

August 25, 2003


/s/David L. Shorey, CPA

--------------------------------------------------------------------------------
6959 East Wild Canyon Place
Tucson, Arizona 85750 - 6195              Phone 520-577-9643    Fax 520-577-2585


                                       ARIZONA AIRCRAFT SPARES, INC.
                                         COMPARATIVE BALANCE SHEET


                        ASSETS                                     March 31    December 31       December 31
                                                                       2003           2002              2001
                                                        -----------------------------------------------------
Current Assets
     Cash                                                                $0           $595              $938
     Accounts Receivable - Note 1                                    34,476          4,892            57,359
     Inventory - Note 1                                           2,004,252      2,010,752         1,946,894
     Employee Loans - Note 2                                          8,217          2,400
                                                        -----------------------------------------------------

          Total Current Assets                                    2,046,945      2,018,639         2,005,191
                                                        -----------------------------------------------------

Property and Equipment - Note 1
     Property and Equipment                                         216,711        216,711           216,711
     Less, Accumulated Depreciation                                -200,457       -196,832          -182,332
                                                        -----------------------------------------------------

          Total Property and Equipment                               16,254         19,879            34,379
                                                        -----------------------------------------------------

Other Assets
     Prepaid Finance Charge - Note 3                                 20,000
     Deposits                                                                                            400
                                                        -----------------------------------------------------

          Total Other Assets                                         20,000              0               400
                                                        -----------------------------------------------------

Total Assets                                                     $2,083,199     $2,038,518        $2,039,970
                                                        =====================================================



   The accompanying notes are an integral part of these financial statements
                         See Accountant's Audit Report



                                        ARIZONA AIRCRAFT SPARES, INC.
                                          COMPARATIVE BALANCE SHEET

          LIABILITIES AND SHAREHOLDER'S
          EQUITY
                                                                    March 31    December 31       December 31
                                                                        2003           2002              2001
                                                         -----------------------------------------------------
Current Liabilities

     Accounts Payable - Note 4                                       $78,965        $44,408           $33,951
     Bank Overdraft                                                    4,742
     Private Party Loans- Note 5                                      49,980                            7,000
     Customer Deposits - Note 6                                       21,071         21,565            31,165
                       Current Portion of Long Term Debt             128,066        134,067           140,322
                                                         -----------------------------------------------------

          Total Current Liabilities                                  282,824        200,040           212,438
                                                         -----------------------------------------------------

Long-Term Liabilities - Note 7

     Notes Payable - National Bank of Arizona                        189,586        199,592           236,720
     Note Payable - GMAC                                               9,527         10,527            16,877
     Notes Payable - Unsecured Creditors                             128,579        128,579           139,579
     Note Payable - Individual - Note 7                              145,550        156,825           207,050
     Note Payable - Officer - Note 7                               1,159,547      1,151,575         1,138,038
     Less Current Portion of Long Term Debt                         -128,066       -134,067          -140,322
                                                         -----------------------------------------------------

          Total Long-Term Debt                                     1,504,723      1,513,031         1,597,942
                                                         -----------------------------------------------------

          Total Liabilities                                        1,787,547      1,713,071         1,810,380
                                                         -----------------------------------------------------

Shareholder's Equity - Note 9
     Common Stock - No par value
          Authorized 1,000,000 shares
          Issued & Outstanding, 1,000,000 shares                     100,000        100,000           100,000
     Retained Earnings                                               195,652        225,447           129,590
                                                         -----------------------------------------------------

          Total Shareholder's Equity                                 295,652        325,447           229,590
                                                         -----------------------------------------------------

Total Liabilities & Shareholder's Equity                          $2,083,199     $2,038,518        $2,039,970
                                                         =====================================================


    The accompanying notes are an integral part of these financial statements
                         See Accountant's Audit Report



                                        ARIZONA AIRCRAFT SPARES, INC.
                             COMPARATIVE STATEMENT OF INCOME & RETAINED EARNINGS


                                                         For The Years Ended December 31, 2002 & 2001
                                                                 & Three Months Ended March 31, 2003
                                                         -----------------------------------------------------
                                                                        2003           2002              2001
                                                         -----------------------------------------------------
Revenues
     Sales - Parts & Service                                         $77,089       $843,151        $1,024,920

     Cost of Goods Sold - Note 10                                     51,383        491,065           744,786
                                                         -----------------------------------------------------

Gross Profit                                                          25,706        352,086           280,134

Operating Expenses                                                    55,501        256,229           250,138
                                                         -----------------------------------------------------

Net Income                                                           -29,795         95,857            29,996

Retained Earnings Beginning                                          225,447        129,590            99,594
                                                         -----------------------------------------------------

Retained Earnings Ending                                            $195,652       $225,447          $129,590
                                                         =====================================================













   The accompanying notes are an integral part of these financial statements
                         See Accountant's Audit Report


                                        ARIZONA AIRCRAFT SPARES, INC.
                                     COMPARATIVE STATEMENT OF CASH FLOWS

                                                         For The Years Ended December 31, 2002 & 2001
                                                                 & Three Months Ended March 31, 2003
                                                         -----------------------------------------------------
Cash Flows From Operating Activities                                    2003           2002              2001
                                                         -----------------------------------------------------

Net Income For The Period                                           -$29,795        $95,857           $29,996
Non Cash Items Included in Income
     Depreciation                                                      3,625         14,500            14,500
Changes in Current Assets (Increase) Decrease
     Accounts Receivable                                             -29,584         52,467              -974
     Inventory                                                         6,500        -63,858            57,274
     Loans to Employees                                               -5,817         -2,400
Changes in Current Liabilities (Decrease) Increase
     Accounts Payable                                                 34,557         10,457            -6,434
     Customer Deposits                                                  -494         -9,600           -77,992
     Proceeds from Private Party Loans                                49,980         -7,000             7,000
     Bank overdraft payable                                            4,742
                                                         -----------------------------------------------------
          Cash Provided (Used) by Operating Activities                28,972         90,423            23,370
                                                         -----------------------------------------------------

Cash Flows to Investing Activities
     Payment of Prepaid Finance Charges                              -20,000
     Payment (Receipt) of Security Deposit                                              400              -400
     Purchase of Property & Equipment                                                                  -6,800
                                                         -----------------------------------------------------
          Cash Provided ( Used ) in Investing Activities             -20,000            400            -7,200
                                                         -----------------------------------------------------

Cash Flows to Financing Activities
     Payment of Principal on Notes Payable - NBA                     -10,006        -37,128           -13,155
     Payment of Principal on Notes Payable - GMAC                     -1,000         -6,350            -5,340
     Payments on Unsecured Creditors Loans                                          -11,000            -6,000
     Payments on Note Payable - Individual                           -11,275        -50,225           -38,950
     (Payments) Proceeds of Loans from Officer                         7,972         13,537            44,996
                                                         -----------------------------------------------------
          Cash Provided (Used ) in Financing Activities              -14,309        -91,166           -18,449
                                                         -----------------------------------------------------

Net Increase in Cash Balances                                         -5,337           -343            -2,279

Cash Balances at Beginning of Period                                     595            938             3,217
                                                         -----------------------------------------------------

Cash Balance at End of Period                                        -$4,742           $595              $938
                                                         =====================================================


   The accompanying notes are an integral part of these financial statements
                         See Accountant's Audit Report

                         ARIZONA AIRCRAFT SPARES, INC.,
                             an Arizona Corporation

                          NOTES TO FINANCIAL STATEMENTS

            For The Year Ended December 31, 2001 and 2002 and for the
                        Three Months Ended March 31, 2003

Description of the Business Activity

Arizona Aircraft Spares, Inc.("AASI (Arizona)") is a privately held Arizona Corporation that specializes in manufacturing military aircraft parts for the US Air Force, Navy, Coast Guard, and Army and Marine Corp. aviation divisions. Their customers also include a number of US and Foreign private aircraft companies and friendly foreign governments. Their products are included in fixed wing and rotary aircraft and AASI (Arizona) often provides prototype designs, assembly and subassembly contracting services. AASI (Arizona) has an approved MIL-I-45208A program and is considered a prime contractor to the US government.

AASI (Arizona) was formed in 1990 as an Arizona Corporation. Prior to the Share Exchange with Arizona Aircraft Spares, Inc., a Nevada corporation (formerly American Market Support Network, Inc.) (AASI (Nevada), 100% of the outstanding common shares were owned by Mr. Vito Peppitoni, its CEO and President. Mr. Peppitoni is a mechanical engineer and founder of AASI (Arizona) and its predecessor Vital Aircraft, Inc., a California corporation.

Bankruptcy Filing - AASI (Arizona) filed a voluntary petition for relief under Chapter 11 of the US Federal Bankruptcy Code on July 7, 2000. AASI (Arizona)'s plan of reorganization was first filed on November 6, 2000 and was subsequently approved by the United States Bankruptcy Court for the District of Arizona on June 19, 2001. AASI (Arizona)'s reorganization plan was approved for payment of 100% of the impaired and non-impaired debt, but resulted in restructuring the debt in some cases for payment over a ten year period. See footnote 4 for a financial summary of the accounts payable treatment in the accepted plan and its results to the date of this report.

Note 1 - Summary of Significant Accounting Policies

A.   Financial Statement Presentation

AASI (Arizona) prepares its financial statements in accordance with accounting principles generally accepted in the United States of America.

B.   Accounting Basis for Recording Income

Revenue for products and services sold is recorded on the accrual basis and revenue is recognized at the point of sale. Cost for product development and the related overhead expense are accumulated in work in process until the customer has accepted the contracted product. At the date of acceptance, income or loss is recognized on the project. At any time where a loss on a contract becomes known, the entire amount of the estimated ultimate loss is accrued.

C.   Cash Equivalents

For the purposes of the statement of cash flows, AASI (Arizona) considers all highly liquid debt instruments purchased with maturity of three months or AASI (Arizona) to be cash equivalents. There are no cash equivalents in these financial statements.

D.   Accounts Receivable

Accounts Receivable is recorded at the gross sales price of the product or services sold. The allowance for doubtful accounts is considered unnecessary by management because the US Government is the main customer and no commercial losses have been experienced in many years.

E.   Inventory

Inventory is recorded at cost and includes labor, material, supplies and absorbed overhead in the cost of goods. Because of 100% testing of products and the cost savings of multiple unit production, AASI (Arizona) often produces more units than is needed to fill an order. This excess production is then added to finished goods inventory at cost and is used to fill future orders. During 1997, Mr. Peppitoni transferred $1,750,000 worth of finished goods inventory from his previous company, VAP Industries, Inc. and provided the valuations of this inventory to AASI (Arizona). Inventory at the end of each period is as follows:


---------------------------------- --------------------------------------------------------------------------
                                                                 Period Ended
Description
---------------------------------- --------------------------------------------------------------------------
                                        March 31, 2003          December 31, 2002          December 31, 2001
---------------------------------- -------------------- -------------------------- --------------------------

---------------------------------- -------------------- -------------------------- --------------------------
Finished Goods                              $1,674,000                 $1,668,748                 $1,569,985
---------------------------------- -------------------- -------------------------- --------------------------
Work in Process                                202,889                    224,622                    242,597
---------------------------------- -------------------- -------------------------- --------------------------
Staging Goods                                   49,064                     42,523                     56,740
---------------------------------- -------------------- -------------------------- --------------------------
Raw materials & Parts                           78,299                     74,858                     77,572
                                                ------                     ------                     ------
---------------------------------- -------------------- -------------------------- --------------------------

---------------------------------- -------------------- -------------------------- --------------------------
Total Inventory                            $2,004,252                  $2,010,751                 $1,946,894
                                   ==================   =========================  =========================
---------------------------------- -------------------- -------------------------- --------------------------

F.   Property, Equipment and Depreciation

Fixed assets are recorded at actual cost and are depreciated using straight line method over a 3 to 7 year useful life for equipment and software. Tax depreciation is equal to book depreciation for the years ended December 31, 2001 and December 31, 2002. The following table presents a summary of ASSI (Arizona)'s fixed assets.

---------------------------------- --------------------------------------------------------------------------
                                                                 Period Ended
---------------------------------- --------------------------------------------------------------------------
Description                        March 31, 2003       December 31, 2002          December 31, 2001
---------------------------------- -------------------- -------------------------- --------------------------

---------------------------------- -------------------- -------------------------- --------------------------
Equipment & Machinery                         $182,647                   $182,647                   $182,647
---------------------------------- -------------------- -------------------------- --------------------------
Office Equipment                                26,016                     26,016                     26,016
---------------------------------- -------------------- -------------------------- --------------------------
Leasehold Improv.                               8,048                       8,048                      8,048
                                                -----                       -----                      -----
---------------------------------- -------------------- -------------------------- --------------------------
     Total Fixed Assets                        216,711                    216,711                    216,711
---------------------------------- -------------------- -------------------------- --------------------------
Less Accum. Deprec.                           -200,447                   -196,832                   -182,332
                                              --------                   --------                   --------
---------------------------------- -------------------- -------------------------- --------------------------

---------------------------------- -------------------- -------------------------- --------------------------
Net Fixed Assets                               $16,264                    $19,879                    $34,379
                                               =======                    =======                    =======
---------------------------------- -------------------- -------------------------- --------------------------

G.   Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

H.   Income Taxes

AASI (Arizona) filed for Sub Chapter S tax treatment in the formation year which resulted in all tax aspects of AASI (Arizona) to be taxed to the shareholder. There are no income tax expenses or deferred taxes from the results of operations because of this tax treatment and there are no recorded operating loss carryovers or tax credits available to AASI (Arizona).

I.   Leased Employees

AASI (Arizona) leases its employees from Barrett Business Services, Inc., a firm that provides the full cost of employment wages and taxes for the employer. All payroll taxes, benefits, and carrying costs are paid by the leasing company. No accruals for unpaid taxes or payroll are included in these statements and all unpaid expenses billed and unpaid by the leasing company have been included in accounts payable.

J.   New Accounting Standards

On January  1,  2001,  AASI  (Arizona)  adopted  SFAS No.  133,  Accounting  for
Derivative Instruments and Hedging Activities, as amended, which provides guidance on accounting for derivatives and hedge transactions. The effect of this pronouncement did not have a material impact on the financial position or results of operations or results of operations of AASI (Arizona).

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS No. 144 superseded SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of, and certain provisions of APB Opinion No. 30, reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. The provisions of SFAS No. 144 are effective for AASI (Arizona) in 2002 and 2003 and are to be applied prospectively. AASI (Arizona) does not believe the adoption of SFAS No. 144 will have a material impact on its financial statements.

Note 2 - Employee Loans

AASI (Arizona) loans funds to employees for various reasons and recovers these funds through payroll deductions.

Note 3 - Prepaid Finance Charges

On January 29, 2003, AASI (Arizona) entered into an agreement with a financial resources group to procure financing for AASI (Arizona). The engagement involved preparation of financing documents and sourcing funds for AASI (Arizona). The agreement required an upfront payment of fees that would be earned when the funds were received. On May 1, 2003, AASI (Arizona) received $260,000 in debt financing as a direct result of this agreement. The prepaid finance fees will be charged to expense during the term of the loan. (See subsequent events disclosure).

Note 4 - Accounts payable

AASI (Arizona) filed for Chapter 11 bankruptcy protection on July 7, 2000 and the court approved their plan on June 19, 2001. At the time of filing, the outstanding accounts payable to creditors totaled $147,379. This amount was impaired by the court and AASI (Arizona) was ordered to complete payment in full to all of the creditors over a period that ranged from seven to ten years. The payment requires that AASI (Arizona) pay into an interest bearing account the amount of $2,517 per month and disburse the funds quarterly to the creditors until all creditors have been paid in full. AASI (Arizona) has made payment to one of these creditors in the amount of $11,000, but has not yet made payment to all other creditors. See Note 7.A. for additional treatment of National Bank of Arizona long term debt. Unpaid rent is included in accounts payable and was impaired equally with other unsecured creditors.


---------------------------------- --------------------------------------------------------------------------
                                                                 Period Ended
---------------------------------- --------------------------------------------------------------------------
                                        March 31, 2003          December 31, 2002          December 31, 2001
---------------------------------- -------------------- -------------------------- --------------------------

---------------------------------- -------------------- -------------------------- --------------------------
Pre Chap 11 -  LT Debt                        $128,579                   $128,579                   $139,579
---------------------------------- -------------------- -------------------------- --------------------------
Post Chap 11 - Current                          78,965                     44,408                     33,951
                                                ------                     ------                     ------
---------------------------------- -------------------- -------------------------- --------------------------

---------------------------------- -------------------- -------------------------- --------------------------
Total Accounts payable                        $207,544                   $172,987                   $173,530
                                              ========                   ========                   ========
---------------------------------- -------------------- -------------------------- --------------------------

Note 5 - Private party Loans

AASI (Arizona) has solicited private placement loans from family, employees and acquaintances in order to provide working capital for operations. These notes are non interest bearing and are short term demand notes. All of these notes were paid when private placement funding was provided on May 1, 2003. The following summarizes the transactions:

---------------------------- --------------------------------------------------------------------------------
                                                                    Period Ended
---------------------------- --------------------------------------------------------------------------------
                                        March 31, 2003          December 31, 2002          December 31, 2001
---------------------------- -------------------------- -------------------------- --------------------------

---------------------------- -------------------------- -------------------------- --------------------------
M. Greenlee                                    $10,000                                                $7,000
---------------------------- -------------------------- -------------------------- --------------------------
A. Robertson                                    39,980
                                                ------                                                ------
---------------------------- -------------------------- -------------------------- --------------------------

---------------------------- -------------------------- -------------------------- --------------------------
Total                                          $49,980                                                $7,000
                                               =======                                                ======
---------------------------- -------------------------- -------------------------- --------------------------


Note 6 - Customer Deposits

AASI (Arizona) requires that its customers prepay most contracts with an upfront payment of 50% of the contract amount for items to be manufactured. Customer deposits are then classified as revenue when the product has been accepted by the customer. Items from finished goods inventory are delivered and billed when ordered.

Note 7 - Long Term Liabilities

A.   Note Payable - National Bank of Arizona

The National Bank of Arizona promissory note in the original amount of $300,000 was borrowed on December 8, 1997. The note bears interest at 11% per annum and had a maturity of March 8, 1998, but was extended many times until July 7, 2000, the date of filing for bankruptcy protection by AASI (Arizona). Due to this filing, this note was refinanced as ordered by the court on June 19, 2001 when the accrued interest and principal was established to be $254,000. The refinanced note requires payments of $5,146.42 per month, including interest at 11% per annum, until the note is retired. The present retirement date of this note is expected to be December 31, 2006. The current portion of principal payment on this debt is $42,692. This note is secured by a lien on all equipment, inventory, and accounts receivable of AASI (Arizona) that is currently owned or acquired after December 8, 1997.

B.   Note Payable - GMAC

On May 10, 2001, AASI (Arizona) financed a 1998 GMC vehicle with General Motors Acceptance Corporation. The loan is a 43 month loan bearing interest at 10.75% and has monthly payments of $529.96.

C.   Note Payable - Individual

On April 7, 2001, AASI (Arizona) entered into an agreement to pay the amount of $246,000 to Krystal Peppitoni, the ex-wife of the CEO and a 50% stockholder of AASI (Arizona), for her agreement to cancel all of her shares of stock and to release her equity in the inventory consigned to AASI (Arizona) in 1997. The agreement requires a monthly payment of $4,100 for a period of 60 months and does not bear interest. This loan is current on all payments.

D.   Note payable - Officer

During 1997, Vito and Krystal Peppitoni, the shareholders, consigned inventory from their previous company to AASI (Arizona) and valued this finished goods inventory at $1,750,000. They received a promissory note for the consignment that had no payment or interest provision. Before and subsequent to this consignment various loans in cash were made to AASI (Arizona) over the years. Mr. Peppitoni and the former Mrs. Peppitoni elected to receive payments on these notes in lieu of some of their salary over these years. On April 7, 2001, as part of their divorce settlement, Mrs. Peppitoni agreed to receive $246,000 for her share of this note and all of her interest in AASI (Arizona). These transactions resulted in balances due to Mr. Peppitoni of $1,159,547 on March 31, 2003 and $1,151,575 and $1,138,038 respectively on December 31, 2002 and
December 31, 2001. This loan is considered a long term debt because management has no intention of current repayment and has agreed to convert the loan to equity. (See subsequent events)

Note 8 - Long Term Liabilities

Notes payable are classified into two distinct categories, current notes are those that come due or mature in less than one year and long term notes that mature or come due in more than one year. The current portion of long-term debt is the principal portion of the debt that is due in the next twelve months. The following table discloses the current portion and the long term debt of AASI (Arizona).

                             TABLE OF LONG TERM DEBT

                                                                      Amt Due        Amt Due         Amt Due
                                Current   Interest     Date          March 31        Dec. 31         Dec. 31
Description                     Portion     Rate        Due            2003            2002           2001
-----------                  ----------- ---------- ------------  -------------- --------------- --------------

Notes Payable:
National Bank of AZ              $34494    11.0%       12/06          $189,586        $199,592       $236,720
GMAC. Auto                        3,124    1.9%        6/06              9,527          10,527         16,877
Chapter 11 Obligations           41,208      0         7/12            128,579         128,579        139,579
Note K Peppitoni                 49,200      0         4/06            145,550         156,825        207,050
Note -  Vito Peppitoni                0      0           0           1,159,547       1,151,575      1,138,038
                             -----------                         -------------- --------------- --------------
Total                          $128,026                             $1,632,789       1, 647,098    $1,738,264
                               --------                             ----------       ----------  ------------
                             -----------                         -------------- --------------- --------------

Note 9 - Common Stock and Additional Paid In Capital

There have been no amendments to the original Articles of Incorporation of AASI (Arizona) that authorized 1,000,000 shares of no par value common stock. Prior to the Share Exchange with AASI (Nevada) on July 16, 2003, one hundred percent of the current outstanding shares were held by Mr. Vito Peppitoni, the CEO and President of AASI (Arizona). The total outstanding common stock was 1,000,000 shares after Mrs. Peppitoni agreed to cancel her shares during the period of bankruptcy in exchange for a promissory note in the amount of $246,000 and Vito Peppitoni increased his shareholding from 500,000 to 1,000,000 shares.

Note 10 - Cost of Goods Sold

All cost of materials and goods held for resale are recorded in inventory and to cost of goods sold at the lower of cost or market pricing method. Impaired values are written off to expense when management decides that the material or finished good has no reasonable expectation for sale. Many of the parts manufactured by AASI (Arizona) are considered replacement parts for obsolete aircraft and consumers continue to use aircraft long past the period of normal inventory turnover. Management feels that the inventory of AASI (Arizona) will eventually sell because the supply of replacement parts becomes smaller each day.

Cost of production employees wages are charged to cost of goods sold with full absorption of overhead cost. Therefore, the finished goods inventory will also absorb the full amount of labor and overhead costs.

Note 11 - Related Party Transactions

Mr. Vito Peppitoni, President and CEO was the only related party to AASI (Arizona). Prior to the Share Exchange on July 16, 2003, Mr. Peppitoni was the controlling shareholder of AASI and its major creditor. The balances on the loans he made to AASI (Arizona) are shown in the Summary of long term debt in
Note 7. Subsequent to the date of this report, Mr. Peppitoni transferred substantial equipment, inventory and engineering drawing library assets to AASI (Arizona) with a total value as estimated by Mr. Peppitoni in excess of

$1,000,000. Mr. Peppitoni has taken a nominal salary from AASI (Arizona) during the period January 1, 2001 through December 31, 2002. He has also taken payments on his promissory note due to him from AASI (Arizona) to meet personal obligations. Mrs. Peppitoni was a related party until April 7, 2001 and received $12,434 in loan payments during the first four months of 2001. The following table describes the Vito Peppitoni related party transactions that have occurred during these statement periods for Mr. Peppitoni only.

---------------------------------- --------------------------------------------------------------------------
                                                                                                Period Ended
---------------------------------- --------------------------------------------------------------------------
Description                             March 31, 2003          December 31, 2002          December 31, 2001
---------------------------------- -------------------- -------------------------- --------------------------

---------------------------------- -------------------- -------------------------- --------------------------
Salary                                         $10,500                    $29,250                   $10,5000
---------------------------------- -------------------- -------------------------- --------------------------
Auto Usage                                       1,500                      6,000                      6,000
---------------------------------- -------------------- -------------------------- --------------------------
Loans From Party                                 7,972
---------------------------------- -------------------- -------------------------- --------------------------
Payments to Party                                   $0                    $13,537                    $44,777
---------------------------------- -------------------- -------------------------- --------------------------


Note 12 - Future Obligations

Obligations for principal payments on notes maturing in future years are as follows:

Years ending December 31:   2001                       $    140,322
                            2002                       $    134,067
                            2003                       $    128,066
                            2004                       $    122,408
                            2005                       $    120,400
                            2006                       $     97,000

Note 13 - Future Lease Obligations

On January 1, 2003, AASI (Arizona) extended the long-term property lease on its office space in Tucson, Arizona with rental obligations extending through April 30, 2008. The annual future obligations on this agreement are as follows:

                            2004                       $     83,004
                            2005                       $     83,004
                            2006                       $     83,004
                            2007                       $     83,004
                            2008                       $     27,668

Note 14 - Supplemental Disclosure of Cash Flow Information

AASI (Arizona) does not own any liquid asset accounts that would be classified as cash equivalents. Cash paid out for cash flow significant items during the periods presented herein are as follows:


---------------------------- -------------------------- -------------------------- --------------------------
Period Ended                            March 31, 2003          December 31, 2002          December 31, 2001
---------------------------- -------------------------- -------------------------- --------------------------
Description
---------------------------- -------------------------- -------------------------- --------------------------
Interest                                        $6,181                    $31,462                    $35,383
---------------------------- -------------------------- -------------------------- --------------------------


Note 15 - Concentrations of Credit Risks

AASI (Arizona) maintains sums greater than $100,000 in its bank accounts from time to time. These funds exceed the Federal Depository Insurance Corporation guarantee limits for amounts over $100,000.

Note 16 - Subsequent Events

Subsequent to the last balance sheet date of March 31, 2003, AASI (Arizona) experienced a number of events that are significant to its operations and its financial condition. The following paragraphs describe all such events that are significant to AASI (Arizona).

A. On July 16, 2003, Mr. Peppitoni and AASI (Arizona) entered into a Share Exchange Agreement with AASI (Nevada), a small public company doing business in Sugarland, Texas. The Share Exchange Agreement was filed with the Securities and Exchange Commission on AASI (Nevada)'s Form 8-K, which describes the transaction as an acquisition and recapitalization of AASI (Arizona). AASI (Nevada) issued 19,658,397 shares of its $.001 par value common stock in exchange for 100% of the outstanding shares of AASI (Arizona) owned by Mr. Vito Peppitoni. According to the document, Mr. Peppitoni would own approximately 79% of the AASI (Nevada) after the transaction. The resulting combined proforma balance sheet is presented as supplementary information to show the effect of this and all other significant subsequent events.

B. On May 1, 2003, Mr. Peppitoni personally entered into an agreement with a financial firm named Performance Funding, LLC, a Phoenix, Arizona company, to procure operating capital for AASI (Arizona). On May 1, 2003, Performance Funding loaned Mr. Peppitoni $260,000 in a ninety day promissory note that is due on August 1, 2003. The note carries interest at the rate of 24.5% per annum and contains a late payment penalty of 25% of any late payment. Payments are due monthly for interest only on the first day of each month. This loan is secured by equipment valued at $656,445, which is owned personally by Mr. Peppitoni and his predecessor corporation, VAP Enterprises, Inc. The loan is personally guaranteed by Mr. Peppitoni and corporately guaranteed by VAP Enterprises, Inc. and AASI (Arizona). The loan was extended by the maker on a month to month basis until AASI (Arizona) is able to arrange refinancing and pay off the loan from other sources. AASI (Arizona) and Mr. Peppitoni are negotiating with other financial groups to provide the financing for the payoff.

C. On July 16, 2003, Mr. Peppitoni entered into a series of agreements with AASI (Arizona) as a part of the acquisition agreement with AASI (Nevada). As a part of the acquisition, Mr. Peppitoni will transfer all of the government engineering drawings owned personally at a value set by an appraiser, $600,000 of finished goods inventory and $1,000,000 of his personal promissory note due from AASI (Arizona) in exchange for additional shares valued at $1.00 per share. It is Mr. Peppitoni's estimate that the total value of these transactions will exceed $2,000,000 and the equity of AASI (Nevada) will increase by a like amount. The estimated total new share issue of restricted stock would likely exceed 2,000,000 shares and the total outstanding shares of AASI (Nevada) after the completion of the transaction would likely exceed 26,884,047 shares.


                      END OF NOTES TO FINANCIAL STATEMENTS

                          ARIZONA AIRCRAFT SPARES, INC.







                            SUPPLEMENTARY INFORMATION








                   COMPARATIVE SCHEDULE OF OPERATING EXPENSES
         FOR THE YEARS ENDED DECEMBER 31, 2001 & 2002 AND FOR THE THREE
                          MONTHS ENDED MARCH 31, 2003


                  PROFORMA FINANCIAL STATEMENTS FOR ACQUISITION
              BALANCE SHEETS AS OF MARCH 31, 2003 AND JUNE 30, 2003



ARIZONA AIRCRAFT SPARES, INC.
COMPARATIVE STATEMENT OF OPERATING EXPENSES

                                                          For The Years Ended December 31, 2002 & 2001
                                                                  & Three Months Ended March 31, 2003

                                                          ---------------- ----------------- -----------------
                                                                     2003              2002              2001
                                                          ---------------- ----------------- -----------------
Operating Expenses
Administrative Payroll                                            $10,500           $29,250           $10,500
Auto Expenses                                                       1,753             3,751             6,588
Bank Charges                                                        1,895               565               374
Depreciation                                                        3,625            14,500            14,500
Dues, Subscriptions, Discounts, Supplies                              128               819             2,803
Engineering Expense                                                                   5,623             5,227
Inspection Expense                                                                    2,895             2,165
Insurance                                                             329             5,086             4,548
Interest Expense                                                    6,181            31,462            35,383
Payroll Tax & Other Expense                                         3,956            22,597            24,023
Professional Fees                                                   1,500             6,551             8,493
Rent                                                               20,751            83,004            83,004
Office Expense                                                        449             7,212            14,611
Selling Expense                                                       500               303             1,438
Taxes - Property                                                                     27,161            17,852
Telephone                                                           1,024             4,636             6,957
Utilities                                                           2,910            10,814            11,673
                                                          ---------------- ----------------- -----------------

Total Operating Expenses                                          $55,501          $256,229          $250,139
                                                          ================ ================= =================





   The accompanying notes are an integral part of these financial statements.
                          See Accountant's Audit Report


Arizona aircraft spares, inc.
AMERICAN MARKET SUPPORT NETWORK, INC.
PROFORMA BALANCE SHEETS
                                                                     AASI           AMSNI             TOTAL
                         ASSETS                                  March 31         June 30
                                                                     2003            2003
                                                          ---------------- --------------- -----------------
Current Assets
     Cash                                                              $0            $253              $253
     Accounts Receivable                                           34,476                           $34,476
     Inventory                                                  2,004,252                        $2,004,252
     Employee Loans                                                 8,217                            $8,217
                                                          ---------------- --------------- -----------------
          Total Current Assets                                  2,046,945             253        $2,047,198
                                                          ---------------- --------------- -----------------
Property and Equipment
     Property and Equipment                                       216,711                          $216,711
     Less, Accumulated Depreciation                              -200,457                         -$200,457
                                                          ---------------- --------------- -----------------
          Total Property and Equipment                             16,254                           $16,254
                                                          ---------------- --------------- -----------------
Other Assets
     Prepaid Finance Charge                                        20,000                           $20,000
                                                          ---------------- --------------- -----------------
Total Assets                                                   $2,083,199            $253        $2,083,452
                                                          ================ =============== =================

LIABILITIES AND SHAREHOLDER'S EQUITY

Current Liabilities
     Accounts Payable                                             $78,965          $5,087           $84,052
     Bank Overdraft                                                 4,742                            $4,742
     Private Party Loans                                           49,980                           $49,980
     Customer Deposits                                             21,071                           $21,071
     Current Portion of Long Term Debt                            128,066                          $128,066
                                                          ---------------- --------------- -----------------
          Total Current Liabilities                               282,824           5,087          $287,911
                                                          ---------------- --------------- -----------------
Long-Term Liabilities
     Notes Payable - National Bank of Arizona                     189,586                          $189,586
     Note Payable - GMAC                                            9,527                            $9,527
     Notes Payable - Unsecured Creditors                          128,579                          $128,579
     Note Payable - Individual                                    145,550           6,000          $151,550
     Note Payable - Officer                                     1,159,547                        $1,159,547
     Less Current Portion of Long Term Debt                      -128,066                         -$128,066
                                                          ---------------- --------------- -----------------
          Total Long-Term Debt                                  1,504,723           6,000        $1,510,723
                                                          ---------------- --------------- -----------------
          Total Liabilities                                     1,787,547          11,087        $1,798,634
                                                          ---------------- --------------- -----------------
Shareholder's Equity
     Common Stock - $.001 par value
          Authorized 40,000,000 shares
          Issued & Outstanding,24,884,047 shares                  100,000         225,762          $325,762
     Retained Earnings (Deficit)                                  195,652        -236,596          -$40,944
                                                          ---------------- --------------- -----------------
          Total Shareholder's Equity                              295,652         -10,834          $284,818
                                                          ---------------- --------------- -----------------
Total Liabilities & Shareholder's Equity                       $2,083,199            $253        $2,083,452
                                                          ================ =============== =================

   The accompanying notes are an integral part of these financial statements.
                          See Accountant's Audit Report